UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 1 to
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OR The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            September 9, 2004
                                                 -------------------------------

                              Invacare Corporation
             (Exact name of registrant as specified in its charter)

Ohio                                  0-12938              95-2680965
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission    (IRS Employer Identification)
incorporation or organization)     File Number No)

            One Invacare Way, P.O. Box 4028, Elyria, Ohio              44036
--------------------------------------------------------------------------------
             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (440) 329-6000
                                                  ------------------------------

________________________________________________________________________________

(Former name, former address and former fiscal year, if change since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Invacare Corporation (the "Company") hereby amends Item 9.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on
September 9, 2004 (the "Current Report") to include required financial statements and pro forma financial information. In the Current Report disclosing the acquisition of WP Domus GmbH ("Domus") by the Company, the Company indicated that it would amend the Current Report to include such financial statements and pro forma financial information no later than 71 days after the date on which the Current Report was required to be filed. Item 9.01 of the Current Report is hereby amended and restated as follows:

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired


(i)  Report of Independent Auditors                                                             F-1

(ii) Audited Consolidated Balance Sheet as of December 31, 2003;                                F-2

(iii)Audited  Consolidated  Income  Statement  for the Year ended  December  31,                F-4
     2003;

(iv) Audited  Consolidated  Statement of Shareholder's Equity for the Year ended                F-5
     December 31, 2003;

(v)  Audited Consolidated Statement of Cash Flow for the Year ended December 31,                F-6
     2003;

(vi) Notes to Audited Consolidated Financial Statements;                                        F-7

(vii) Consolidated Balance Sheets as of June 30, 2004 and 2003 - Unaudited;                     F-22

(viii)Consolidated  Income  Statements  for the Six-Months  ended June 30, 2004                 F-24
      and 2003 - Unaudited;

(ix) Consolidated  Statements of  Shareholder's  Equity for the Six-Months ended                F-25
     June 30, 2004 and 2003 - Unaudited;

(x)  Consolidated Statements of Cash Flow for the Six-Months ended June 30, 2004                F-26
     and 2003 - Unaudited; and

(ix) Notes to the Consolidated Financial Statements - Unaudited                                 F-27


(b)  Pro Forma Condensed Combined Financial Information - Unaudited


(i)  Pro Forma Condensed Combined Financial Information;                                        F-33

(ii) Pro Forma Condensed Combined Balance Sheet as of June 30, 2004;                            F-34

(iii)Pro Forma  Condensed  Combined  Statement  of  Earnings  for the Six Months                F-35
     Ended June 30, 2004;

Item 9.01  Financial Statements and Exhibits (continued)

(b)  Pro Forma Condensed Combined Financial Information - Unaudited (continued)


(iv) Pro Forma Condensed  Combined Statement of Earnings for the Year Ended                     F-36
     December 31, 2003; and

(v)  Notes to Pro Forma Condensed Combined Financial Statements - Unaudited                     F-37

(c)  Exhibits

     Exhibit 2.1 Sale and Purchase Agreement Regarding the Sale and Purchase of All Shares in WP Domus GmbH by and among WP Domus LLC, Mr. Peter Schultz and Mr. Wilhelm Kaiser, Invacare GmbH & Co. KG and Invacare Corporation dated as of July 31, 2004.*

      Exhibit 2.2   Guarantee Letter Agreement of Warburg, Pincus Ventures, L.P.
                    and  Warburg,   Pincus  International,   L.P.  dated  as  of
                    September 9, 2004.*


      Exhibit 10.1 Bridge Credit Agreement dated as of September 1, 2004 among the Banks named therein, Bank One NA, as Agent and Invacare Corporation.*

      Exhibit 23.1  Consent of Independent Auditors.

      Exhibit 99.1  Press release dated September 9, 2004.*


* Previously filed as an exhibit to the Current Report on Form 8-K of Invacare Corporation filed on September 9, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.




                               INVACARE CORPORATION


                           By:/s/ Gregory C. Thompson
                              -----------------------------------------
                              Gregory C. Thompson
                              Senior Vice President and Chief Financial Officer
                             (Principal Financial and Accounting Officer)



Date:  November 24, 2004

Shareholder and Board of Directors
WP Domus GmbH, Munich

We have audited the accompanying consolidated balance sheet of WP Domus GmbH and subsidiaries as of December 31, 2003, and the related consolidated statement of income, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WP Domus GmbH and subsidiaries as of December 31, 2003, and the consolidated result of their operations and their cash flow for the year then ended in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in
Note 10.




Ernst & Young AG Wirtschaftsprufungsgesellschaft
Munich, Germany
November 22, 2004

WP Domus GmbH, Munich
Consolidated Balance Sheet as of December 31, 2003
--------------------------------------------------------------------------------------------------- ----------------------

ASSETS                                                                                                                EUR
                                                                                                    ----------------------

A.              FIXED ASSETS

I.              Intangible assets
1.              Franchises, industrial rights and similar rights and
                assets and licenses in such rights and assets                                                      572,938
2.              Goodwill                                                                                       173,135,238
                                                                                                    ----------------------
                                                                                                               173,708,176

II.             Property, plant and equipment
1.              Land, land rights and buildings
                including buildings on third-party land                                                          3,830,346
2.              Technical equipment and machines                                                                   454,640
3.              Other equipment,furniture and fixtures                                                           3,852,238
4.              Payments on account and assets under construction                                                  178,807
                                                                                                    ----------------------
                                                                                                                 8,316,031

III.            Financial assets
1.              Investments                                                                                            551
2.              Long-term investments                                                                                4,976
                                                                                                    ----------------------
                                                                                                                     5,527
                                                                                                    ----------------------

                                                                                                               182,029,734
                                                                                                    ----------------------


B.              CURRENT ASSETS

I.              Inventories
1.              Raw materials, consumables and supplies                                                          2,816,447
2.              Unfinished goods, work in process                                                                  396,674
3.              Finished goods and merchandise                                                                   1,919,099
                                                                                                    ----------------------
                                                                                                                 5,132,220
                                                                                                    ----------------------


II.             Receivables and other assets

1.              Trade receivables                                                                                6,850,952
2.              Other assets                                                                                     1,076,822
                                                                                                    ----------------------
                                                                                                                 7,927,774

III.            Cash on hand,
                bank balances and checks                                                                         7,617,852
                                                                                                    ----------------------
                                                                                                                20,677,846

C.              PREPAID EXPENSES                                                                                   303,092
                                                                                                    ----------------------
                                                                                                               203,010,672
                                                                                                    ======================

WP Domus GmbH, Munich
Consolidated Balance Sheet as of December 31, 2003 (continued)
--------------------------------------------------------------------------------------------------- ----------------------

EQUITY AND LIABILITIES
                                                                                                                       EUR
                                                                                                    ----------------------

A.             EQUITY

I.             Subscribed capital                                                                                  100,000
II.            Capital reserve                                                                                 231,481,000
III.           Currency translation adjustment                                                                    -334,456
IV.            Accumulated deficit                                                                            -183,560,009
V.             Minority interest                                                                                -2,468,664
                                                                                                    ----------------------
                                                                                                                45,217,871


B.             ACCRUALS

1.             Tax accruals                                                                                        170,253
2.             Other accruals                                                                                    9,294,530
                                                                                                    ----------------------
                                                                                                                 9,464,783


C.             LIABILITIES

1.             Liabilities to banks                                                                             64,741,389
2.             Trade payables                                                                                    2,830,533
3.             Liabilities to shareholders                                                                      77,301,772
4.             Other liabilities:                                                                                3,454,324
               thereof for taxes: EUR 718,538
               thereof for social security: EUR 516,496
                                                                                                    ----------------------
                                                                                                               148,328,018




                                                                                                    ----------------------
                                                                                                               203,010,672
                                                                                                    ======================

WP Domus GmbH, Munich
Consolidated Income Statement for the Year ended December 31, 2003
--------------------------------------------------------------------------------------------------- ---------------------
                                                                                                                      EUR
                                                                                                    ---------------------

1.              Sales                                                                                         102,944,955
2.              Increase in finished goods and work in process                                                    176,657
3.              Other operating income                                                                          1,312,041
                                                                                                    ---------------------
                                                                                                              104,433,653
4.              Cost of materials
                a) Cost of raw materials, consumables and supplies
                   and of purchased merchandise                                                               -40,141,197
                b)   Cost of purchased services                                                                  -583,922
5.              Personnel expenses
                a) Wages and salaries                                                                         -17,866,562
                b) Social security and other pension costs                                                     -3,652,081
6.              Amortization and depreciation
                   on intangible assets and property, plant and equipment                                     -16,641,314
7.              Other operating expenses                                                                      -16,356,129
                                                                                                    ---------------------
                                                                                                              -95,241,205

8.              Other interest and similar income                                                                 363,884
9.              Interest and similar expenses                                                                 -11,727,730
                thereof to affiliated companies: EUR 7,523,726
                                                                                                    ---------------------
                                                                                                              -11,363,846
                                                                                                    ---------------------
10.             Result from ordinary activities                                                                -2,171,398

11.             Extraordinary income                                                                              119,000
12.             Extraordinary expenses                                                                           -239,165
                                                                                                    ---------------------
13.             Extraordinary result                                                                             -120,165

14.             Income taxes                                                                                    4,362,052
15.             Other taxes                                                                                        91,441
                                                                                                    ---------------------
                                                                                                                4,453,493

16.             Consolidated net profit for the year                                                            2,161,930
                                                                                                    ---------------------
17.             Accumulated losses brought forward                                                           -185,594,106
18.             Minority interest share on net profit                                                            -127,833
                                                                                                    ---------------------
19.             Consolidated accumulated loss                                                                -183,560,009
                                                                                                    =====================

WP Domus GmbH, Munich
Consolidated Statement of Shareholder's Equity for the Year ended December 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Currency
                                            Subscribed       Capital          Translation    Accumulated     Minority
                                            Capital          Reserve          Adjustment     Deficit         Interest    Total
                                  --------------------------------------------------------------------------------------------------
                                            EUR              EUR              EUR            EUR              EUR        EUR

December 31, 2002                           100,000          231,481,000      -252,350      -185,594,106              0  45,734,544

Net income                                                                                     2,034,097        127,833   2,161,930
Currency translation adjustment                                                -82,106                                      -82,106
Exercise of a call option by
minority shareholder                                                                                         -2,596,497  -2,596,497

                                  --------------------------------------------------------------------------------------------------
December 31, 2003                           100,000          231,481,000      -334,456      -183,560,009     -2,468,664  45,217,871
                                  ==================================================================================================


WP Domus GmbH, Munich
Consolidated Statement of Cash Flow for the Year ended December 31, 2003
----------------------------------------------------------------------------------------------------------------------

                                                                                                     2003
                                                                                                      EUR
                                                                                             ---------------------
Cash flow from operating activities
                  Net income for the year including minorities                                           2,161,930
                  Amortization and depreciation of fixed assets                                         16,641,314
                  Change in provisions                                                                  -3,995,736
                  Accrued interest expenses                                                              7,523,726
                  Loss from the disposal of fixed assets                                                   786,788
                  Changes in inventories, trade receivables
                    and other assets that cannot be allocated to
                    investing or financing activities                                                      242,756
                  Changes in trade payables and
                    other liabilities that cannot be allocated to
                    investing or financing activities                                                   -1,646,682
                                                                                             ---------------------
                  Cash provided by operating activities                                                 21,714,096

 Cash flow from investing activities
                  Cash received from disposals of property, plant
                     and equipment/intangible assets                                                        68,544
                  Cash paid for investments in property, plant and
                     equipment/intangible assets                                                        -3,215,120
                  Cash paid for investments in financial assets                                               -953
                                                                                             ---------------------
                  Cash used in investing activities                                                     -3,147,529

 Cash flow from financing activities
                  Cash paid for the redemption of loans                                                -18,492,486
                                                                                             ---------------------
                  Cash used in financing activities                                                    -18,492,486


                  Changes in cash and cash equivalents                                                      74,081
                  Foreign currency exchange effect on cash
                   and cash equivalents                                                                      7,720
Cash and cash equivalents at the beginning of the year                                                   7,536,051
                                                                                             ---------------------
Cash and cash equivalents at the end of the year                                                         7,617,852
                                                                                             =====================

The cash provided by operating activities includes interest paid amounting to EUR 4,204,004.

                              WP Domus GmbH, Munich
                 Notes to the Consolidated Financial Statements
                     Prepared in Accordance with German GAAP
                          Year ended December 31, 2003

                              (in thousands of EUR)



1.       Description of Business

WP Domus GmbH, Munich (along with its subsidiaries, referred to herein as the "Company") is one of the leading European manufacturers of innovative, high-quality mobility aids and bathroom safety products for elderly and handicapped people. The Company consists primarily of three principal operating subsidiaries (Alber and Aquatec, both based in Germany - and Dolomite, based in Sweden). The Company operates a worldwide network of proprietary sales organizations (Canada, France, Austria and Switzerland) and has dedicated representatives in most other industrialized European countries as well as the United States of America ("USA"). The names of Domus' principal subsidiaries also serve as its key brands.

2.       Significant Accounting Policies

A summary of significant accounting policies utilized during the preparation of the accompanying German GAAP consolidated financial statements are as follows:

Accounting Principles

The Company maintains its accounting books and records in domestic currency based on domestic accounting regulations in the countries in which it operates. The consolidated financial statements have been prepared in order to present the Company's consolidated financial position, result of operations, and cash flow in accordance with accounting principles generally accepted in Germany ("German GAAP").

Presented in Note 10 is a reconciliation of the Company's net income and shareholder's equity from that reported under German GAAP to that which would be reported under accounting principles generally accepted in the United States of America ("U.S. GAAP").

Consolidation

The consolidated financial statements include the following entities:

                                                                                                                      2003
                                                                              Percentage         Equity             Net income
                                                                           ----------------------------------------------------
Direct ownership:

Domus Homecare AG, Munich, Germany                                                  98.2         93,223                 18,360


Shares and Partnership interests held by Domus Homecare AG:
Alber AG, Spreitenbach, Switzerland                                                  100            101                      5
Aquatec GmbH & Co. KG, Isny, Germany                                                 100(1)      17,770                 17,602
Dolomite Holding AB, Anderstorp, Sweden                                              100          3,119                  2,076
Dolomite Home Care Products Inc., Markham, Canada                                    100            811                      8
Mobitec Mobilitatshilfen Ges.m.b.H., Mondsee, Austria                                100            186                     49
Mobitec S.a.r.l, Venissieux, France                                                  100            371                     87
Ulrich Alber GmbH & Co. KG, Albstadt, Germany                                        100(1)      12,564                 12,206
WP Gesundheits Verwaltungs GmbH, Munich, Germany                                     100             25                      0
Dolomite AB, Anderstorp, Sweden                                                      100(2)          73                     12

(1) Shares held by WP Gesundheits Verwaltungs GmbH and Domus Homecare AG
(2) Shares held by Dolomite Holding AB


The German GAAP consolidation was performed in accordance with Section 301 (1) of HGB whereby the capital consolidation took place for the first time at the time of the initial inclusion in the consolidated financial statements. The differences from capital consolidation are shown under the caption "Goodwill" in the accompanying consolidated balance sheet.

All significant intercompany balances and transactions have been eliminated during consolidation.

Revenue Recognition

The Company recognizes revenue when the product is shipped and provides an appropriate allowance for estimated returns and adjustments.

Estimates

The preparation of consolidated financial statements in conformity with German GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for uncollectible accounts receivable, the allowance for excess and obsolete inventory, warranty accruals, other provisions, valuation allowances related to deferred tax assets and the recoverability of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and in the Company's bank accounts.

Accounts Receivable

Accounts receivable are valued at the lower of their nominal value or market value at balance sheet date. A specific allowance is established for receivables with recognizable collection risks. Uncollectible receivables are written off as identified. A lump-sum allowance was established as of December 31, 2003 to take into account general default risks and discounts.

The due date for receivables and other assets is less than one year.

Financial assets are recorded at acquisition costs or at lower value as of balance sheet date.

Prepaid Expenses

Prepaid expenses include deferred taxes of EUR 146.

Inventories

Inventories are capitalized based on acquisition cost or manufacturing cost in accordance with the rules of commercial law and tax law, considering the lower of cost or market principle. Costs included in inventories represent material unit costs, material overheads, manufacturing unit cost and manufacturing overhead expenses. For slow moving inventories, appropriate valuation adjustments are recorded. Obsolescence was taken into account on an individual basis by write-downs.

Borrowing Costs

Borrowing costs are expensed as incurred.

Tangible Assets

Tangible assets are capitalized at the acquisition cost or at manufacturing cost less regular depreciation. Depreciation is carried out using a linear method according to the expected useful life of the assets. Low value items as defined by German law are written off completely in the year of acquisition.

Intangible Assets

Intangible assets with determinable useful lives are amortized using the straight-line method over their estimated period of benefit.

Goodwill arising from the first time consolidation is amortized over a period of fifteen years or valued at a lower value as appropriate at the balance sheet date.

Accruals

Other reserves and accrued liabilities are recorded in an amount which covers all potential losses and uncertain liabilities based upon customary business judgment.

Liabilities

Liabilities are recorded at their respective repayment amount.

Lease Agreements

All lease agreements are accounted for as operating in nature.

Foreign Currencies

Assets and liabilities of foreign operations are translated at the exchange rates prevailing on the balance sheet date.

Realized gains and losses on transactions in foreign currencies are credited or charged to operations as realized. Unrealized losses on transactions in foreign currencies are also charged to operations, although unrealized gains are deferred until realized.

3.       Fixed Assets

The development of fixed assets is shown as follows:

                                                       At Cost
                       -------------------------------------------------------------------------
                                                                                                                            Net Book
                                      Difference                                                                            Value
                          January 1,  currency                                     December 31, Accumulated    Depreciation December
                          2003        translation  Additions  Disposals  Transfers 2003         Depreciation   2003         31, 2003
                            EUR       EUR          EUR        EUR        EUR       EUR          EUR            EUR          EUR
                       ------------------------------------------------------------------------- -----------------------------------
I.  Intangible assets
1.  Franchises, industrial
     and similar rights and
     assets and licenses
     in such
     rights and assets         2,644            0        165         65          0        2,744        2,171          408        573
2.  Goodwill                 382,019            0          0      3,420          0      378,599      205,464       13,445    173,135
                       ------------------------------------------------------------------------- -----------------------------------
                             384,663            0        165      3,485          0      381,343      207,635       13,853    173,708
                       ------------------------------------------------------------------------- -----------------------------------
II. Property, plant &
     equipment
1.  Land, land rights
     and buildings including
     buildings on
     third-party land          7,028           22         83         10          0        7,123        3,293          195      3,830
2.  Technical equipment and
     machines                  3,761           27        582         49          0        4,321        3,866          425        455
3.  Other
     equipment,
     furniture and
     fixtures                 12,779            3      1,919      2,366        751       13,086        9,234        2,167      3,852
4.  Payments on
     account and
     assets under
     construction                479            0        466         14       -751          180            1            1        179

                       -------------------------------------------------------------------------------------------------------------
                              24,047           52      3,050      2,439          0       24,710       16,394        2,788      8,316
                       ------------------------------------------------------------------------- -----------------------------------
III. Financial Assets
1.  Investments                    1            0          0          0          0            1            0            0          1
2.  Long-term
     investments                   5            0          1          0          0            6            1            0          5
                       ------------------------------------------------------------------------- -----------------------------------
                       ------------------------------------------------------------------------- -----------------------------------
                                   6            0          1          0          0            7            1            0          6
                       ------------------------------------------------------------------------- -----------------------------------
                       ------------------------------------------------------------------------- -----------------------------------
                             408,716           52      3,216      5,924          0      406,060      224,030       16,641    182,030
                       ========================================================================= ===================================

4.       Goodwill

In 2002, Goodwill was written down to EUR 190,000 from EUR 382,019 in order to state it at a lower value as was considered appropriate at the balance sheet date.

5.       Subscribed Capital

The Company's subscribed capital has been fully paid in or has been contributed in kind. The shareholder as of December 31, 2003 was:

                                                    EUR                     %
                              -------------------------  --------------------

WP Domus LLC, U.S.                              100,000                   100
                              =========================  ====================

Subsequent to December 31, 2003, the shareholder entered into an agreement to sell its interest in the Company to Invacare Corporation, USA. This sale was finalized on September 9, 2004.

6.       Other Provisions and Accrued Liabilities

Other accruals comprise mainly accruals for management bonus as well as stock options programs (EUR 3,830), warranties (EUR 1,949), for customer bonuses (EUR 1,309) and for vacation not yet taken (EUR 628).

7.       Liabilities

The residual terms of the liabilities appear as follows:

                                                          residual term        residual term        residual term
                                                            less than           from one to           more than
                                         total              one year            five years            five years
                                  -------------------------------------------------------------------------------------
                                                  EUR                   EUR                  EUR                   EUR

Liabilities to banks                           64,741                 4,678               60,063                     0
Trade payables                                  2,831                 2,831                    0                     0
Liabilities to shareholders                    77,302                     0                    0                77,302
Other liabilities                               3,454                 3,454                    0                     0
                                  -------------------------------------------------------------------------------------
                                              148,328                10,963               60,063                77,302
                                  =====================================================================================

Bank loans in the amount of EUR 64,741 are secured. Bank liabilities are guaranteed by the pledge of all fixed assets and part of the current assets. Moreover, the shares or investment in the following fully consolidated companies are pledged: Domus Homecare AG, Munich, WP Gesundheits Verwaltungs GmbH, Munich, Aquatec GmbH & Co. KG, Isny, Ulrich Alber GmbH & Co. KG, Albstadt, Dolomite Holding AB, Anderstorp/Sweden and Dolomite AB, Anderstorp/Sweden.



8.       Consolidated Income Statement Data

External Sales - Geographical Markets                                        EUR
                                                              ------------------

Germany                                                                  57,321
Asia                                                                      9,344
Sweden                                                                    6,676
Canada                                                                    5,382
USA                                                                       4,902
France                                                                    3,848
United Kingdom                                                            3,406
Other                                                                    12,066
                                                             ------------------
                                                                        102,945
                                                             ==================


External Sales - Product Lines                                              EUR
                                                             ------------------

Bath-lifts                                                               30,679
Power kits for wheelchair drivers                                        18,500
Auxiliary power kits for care giver                                      16,822
Walkers                                                                  12,882
Shower and toilet aids                                                    6,804
Other                                                                    17,258
                                                             ------------------
                                                                        102,945
                                                             ==================

Personnel Expenses

Personnel expenses included costs resulting from the stock option plans established by Domus Homecare AG, Munich (EUR 3,104).

Income Taxes

Income taxes include income tax refunds of the German subgroup related to the years 1999 through 2002 amounting to EUR 5,577.

Due to the trustee structure which exists between general partner and limited partner of Aquatec GmbH & Co. KG as well as Ulrich Alber GmbH & Co. KG, the partnerships were not subject to trade tax on income. A similar structure has been reinforced with the legal restructuring of the German subgroup beginning in 2003.

9.       Other Disclosures

Litigation

The Company is a defendant in some legal matters arising in the normal course of business. In the opinion of management, after consultation with legal counsel, the ultimate resolution of these matters is not expected to have a material effect on the accompanying consolidated financial statements.

Other Financial Commitments

Other financial commitments amount to EUR 10,844. They include rental expenses of EUR 9,600 and leasing liabilities of EUR 1,244.

Employees

The average number of employees was: production (206), distribution (113), administration (63) and technical (36). The total average number of employees was 418.

Management

The Company's management at December 31, 2003 was Timothy Curt. On September 9, 2004, James Lawson and Franz Krammer replaced Timothy Curt and were granted sole power of attorney.



Munich, November 22, 2004

General Manager

10.      Reconciliation to U.S. GAAP

The consolidated financial statements of the Company have been prepared in accordance with German GAAP, which differ in certain aspects from U.S. GAAP. The application of U.S. GAAP would have affected the consolidated result of operations for the year ended December 31, 2003 and the consolidated balance sheet as of December 31, 2003 to the extent described below.

A reconciliation of net income from German GAAP to U.S. GAAP is as follows (in thousands of EUR):

                                                                                                   December 31,
                                                                                                       2003
                                                                                             ------------------------
         Net income as reported in the consolidated financial statements under German                           2,162
         GAAP

         U.S. GAAP reconciling adjustments:
         Goodwill                                                                        (a)                   13,445
         Intangible assets                                                               (a)                   (2,394)
         Deferred financing costs                                                        (b)                     (758)
         Employee stock compensation                                                     (c)                    1,149
         Inventoried costs                                                               (d)                     (154)
         Allowance for doubtful accounts receivable                                      (e)                       (9)
         Reserve for excess and obsolete inventories                                     (f)                       48
         Call option - financing arrangement / minority interest                         (g)                      683
         Accrued expenses                                                                (h)                     (734)
         Warranty expense                                                                (h)                      163
         Building lease                                                                  (i)                     (133)
         Property and equipment (fixed assets)                                           (j)                       11
         Derivative instruments                                                          (k)                       62
         Deferred income taxes                                                           (l)                   (4,815)

                                                                                              ------------------------
         Subtotal of reconciling adjustments                                                                    6,564

                                                                                              ------------------------
         Net income in accordance with U.S. GAAP                                                                8,726
                                                                                              ========================

A reconciliation of shareholder's equity from German GAAP to U.S. GAAP is as follows (in thousands of EUR):

                                                                                                     December 31,
                                                                                                         2003
                                                                                             --------------------------
         Shareholder's equity as reported in the consolidated financial                                          45,218
         statements under German GAAP

         U.S. GAAP reconciling adjustments
         Goodwill                                                                       (a)                    (111,023)
         Intangible assets                                                              (a)                      24,571
         Deferred financing costs                                                       (b)                       3,238
         Employee stock compensation                                                    (c)                       1,149
         Inventoried costs                                                              (d)                         145
         Allowance for doubtful accounts receivable                                     (e)                         108
         Reserve for excess and obsolete inventories                                    (f)                         456
         Call option - financing arrangement / minority interest                        (g)                         262
         Accrued expenses                                                               (h)                         100
         Warranty expense                                                               (h)                         163
         Building lease                                                                 (i)                        (133)
         Property and equipment (fixed assets)                                          (j)                       1,417
         Derivative instruments                                                         (k)                          62
         Deferred income taxes                                                          (l)                      (4,181)
                                                                                             --------------------------
         Subtotal of reconciling adjustments                                                                    (83,666)

                                                                                             --------------------------
         Shareholder's equity in accordance with U.S. GAAP                                                      (38,448)
                                                                                             ==========================

Changes in shareholder's equity in accordance with U.S. GAAP (in thousands of EUR):

                                                                   2003
                                                           ---------------------
Shareholder's equity in accordance with U.S. GAAP, on
January 1                                                               (47,092)

Net income in accordance with U.S. GAAP                                   8,726

Other comprehensive income:
      Foreign currency translation adjustment                               (82)

                                                           ---------------------
Shareholder's equity in accordance with U.S. GAAP, on                   (38,448)
December 31
                                                           =====================

A description of the reconciling adjustments is as follows:

(a)   Goodwill and Intangible Assets

     In December 1997, 100% of the Company was acquired by certain Warburg, Pincus Ventures entities. The acquisition was financed through a combination of debt and equity. Under German GAAP, no amounts were allocated to intangible assets and the resulting goodwill was amortized over a fifteen year period. The reconciling adjustment in net income under goodwill of EUR 13,445 represents the amortization expense and was reversed for U.S. GAAP purposes.

     Under U.S. GAAP, the business combination would have been accounted for under the purchase method of accounting as defined in Accounting Principles Board Opinion ("APB") No. 16, Accounting for Business Combinations, the then authoritative literature for business combinations. The cost of acquired entities at the date of acquisition would have been allocated to identifiable tangible and intangible net assets and the excess of the total purchase price over the amounts assigned to identifiable net assets was recorded as goodwill. In 2001, the Company would have changed its accounting with respect to the resulting goodwill and intangible assets pursuant to the guidance of Statement of Financial Accounting Standards ("SFAS") No. 142, Accounting for Goodwill and Other Intangible Assets.

     Intangible assets for U.S. GAAP purposes consist primarily of business and product trademarks, trade names, developed technology and customer relationships. Intangible assets are amortized on a straight-line basis over their estimated useful lives which are summarized as follows (in thousands of EUR and years):

                                             Estimated Useful    December 31,
                                             Life                2003
                                             -----------------------------------
        Business trademark and trade names   Indefinite                   7,429
        Product trademark and trade names    Indefinite                   1,857
        Developed technology                 10 - 20                      2,026
        Customer relationships               10 - 15                     13,259
        Goodwill                             Indefinite                  65,532

     Goodwill represents the excess of consideration paid over the fair value of net assets acquired in purchase business combinations and, subsequent to the adoption of SFAS No. 142 in 2001, would not be amortized under U.S. GAAP. The reconciling adjustment of EUR (2,394) in net income represents the amortization of the intangibles with finite lives under U.S. GAAP.

     In accordance with SFAS No. 142, the Company evaluates the amortization period for intangible assets with finite lives to determine whether events or circumstances warranted revised amortization periods. Additionally, goodwill and indefinite-lived intangible assets are tested for impairment. Management has concluded that there is no need for changes in the finite lives assigned to the intangibles nor impairment in goodwill or the intangibles assets.

(b)   Deferred Financing Costs

     According to APB No. 21, Interest on Receivables and Payables, the direct costs incurred to secure a credit facility should be reported as deferred financing costs. Under U.S. GAAP, the Company capitalized the direct costs relating to the issuance of their senior credit facility and began amortizing these costs at the end of 2002 over the life of the debt instrument which is six years. Under German GAAP, the costs were expensed as incurred in 2002.


(c)   Employee Stock Compensation

     Under U.S. GAAP, the Company accounts for options under its stock-based compensation plans using the intrinsic value method provided by APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company has two stock based compensation plans. For one of those plans, the grants made in 2003 were less than the estimated fair value at the date of the grant and accordingly compensation cost was recognized for the differences between the fair market value less the exercise price of the underlying shares that vested in 2003. The other stock based compensation plan is a variable plan and during 2003 the performance criterion under this plan was met for the first time. Compensation expense was recognized accordingly.

     Under German GAAP, the compensation expense recorded was based on a conservative calculation. The excess expense is reversed for U.S. GAAP purposes to reflect the appropriate compensation expense under APB No. 25.

     In connection with the purchase of the Company by the Invacare Corporation in September of 2004, the stock based compensation plans were terminated and vested options were repurchased from the respective employees.


(d)   Inventoried Costs

     Accounting  Research  Bulletin ("ARB") No. 43,  Restatement and Revision of
     Accounting Research Bulletins provides that general and administrative costs should be included in inventories if they are clearly related to production. Under German GAAP, such expenses were not fully capitalized.

(e)   Allowance for Doubtful Accounts Receivable

     Under German GAAP, general reserves for accounts receivable are calculated as a percent of accounts receivable and specific reserves for known collection issues related to specific transactions or customer balances are also recorded. While the specific reserves recorded in the German GAAP financial statements do not reflect a difference in accounting between German GAAP and U.S. GAAP, the general reserves recorded by the Company were not supportable by historical bad debt write-offs, and thus do not meet the criteria for measurement and recording under U.S. GAAP.


(f)   Reserve for Excess and Obsolete Inventories

     Under German GAAP, obsolete and excess inventory reserves are recorded on a conservative basis. The reserves have been adjusted for U.S. GAAP reporting based on historical experience which resulted in a reduction of the reserve amounts recorded.


(g)   Call Option - Financing Arrangement / Minority Interest

     During 1999, the Company entered into a financing arrangement with Deutsche Bank Luxembourg S.A., Luxembourg ("Deutsche Bank"). In connection with that financing arrangement, a call option was provided to Deutsche Bank. The option provided Deutsche Bank the right to purchase 1.8% of the stated share capital of Domus Homecare (a Company subsidiary), upon certain events, one of which being the repayment of financing obligations. This option was exercised in 2003 and the Company thus sold 140,400 shares of Domus Homecare to Deutsche Bank at EUR 1 per share.

     Under U.S. GAAP, this derivative instrument would be considered an extension of the initial financing arrangement and the difference between the exercise price of the option and the estimated fair market value of the Domus Homecare per share value was recorded as a liability over the vesting period (the term of the borrowing). Because this cost was expensed entirely in the 2003 German GAAP financial statements, costs related primarily to years prior to 2003 have been reflected as a U.S. GAAP reconciling adjustment. When legal share transfer occurred in 2003, the aggregate amount paid by Deutsche Bank of EUR 140 plus the previously accrued amount of EUR 421 were reclassified to minority interest reflecting the amount paid for the minority ownership interest.

     The primary component of the reconciliation adjustment related to minority interest as of December 31, 2003 is due to the fact that German GAAP recognizes minority interest as a proportion of the net fair value of acquired assets and liabilities, while U.S. GAAP values minority interest at its historical book value (cost plus historical proportions of earnings).

(h) Accrued Expenses (including Warranty Expense)

     Under German GAAP, accruals are normally recorded at the high-end of the possible loss range when no estimate within the range is more identifiable than any other amount. Under U.S. GAAP, the minimum amount within a range should be accrued when the liability is probable in nature, can be reasonably estimated and no specific amount within the range is more accurate than another.


(i)   Building Lease

     The Company entered into a lease agreement for building and land in February 2003, which was accounted for as an operating lease under German GAAP. This lease met the criteria of a capital lease in accordance with SFAS No. 13, Accounting for Leases, and therefore, the building and land were recorded as assets under U.S. GAAP. Since the land component at the inception date represented less than 25% of the total fair value of the real property subject to the lease, the lease was treated as a single unit with the estimated economic life being the life of the building (lease term 15 years). Interest expense has been calculated using an effective annual interest rate of 6% per annum.


(j) Property and Equipment (Fixed Assets)

     Differences between German GAAP and U.S. GAAP relate to both the method of depreciating assets and also the related useful lives. Under German GAAP, the Company depreciated certain buildings under an accelerated method (in prior periods) over a useful life of 25 years. Under U.S. GAAP, the straight line method of depreciation would have been used and a useful life of 40 years applied. Other than buildings, the straight line method of depreciation was applied to all of the remaining property and equipment under German GAAP and U.S. GAAP. German GAAP useful lives approximate U.S. GAAP useful lives, except for buildings as mentioned above and also land improvements (German GAAP 20 years vs. U.S. GAAP 10 years).

(k)   Derivative Instruments

     Derivative financial instruments are utilized by the Company to manage its exposure to fluctuations in interest rates. Derivative instruments used by the Company are straightforward, non leveraged instruments. Such financial instruments are not bought and sold for trading purposes. The risk of credit loss is deemed to be remote, because the counterparties to these instruments are major international financial institutions with strong credit ratings and because of the limited positions entered into by the Company with any one institution. All derivatives, whether designated as qualifying for hedge accounting treatment or not, are recorded on the balance sheet at fair value.

     The Company entered into various interest rate derivatives with Deutsche Bank on September 2001 which expired on December 31, 2003 and an interest rate cap agreement with the Bank of Nova Scotia on June 27, 2003 which expires on December 31, 2005. The Deutsche Bank derivatives related to the previous borrowing that was replaced with a senior credit facility entered into in December 2002. The interest rate cap with the Bank of Nova Scotia covers a portion of the interest paid on the new credit facility.

     The  primary   reason  for  the   reconciling   adjustment  for  derivative
     instruments is because German GAAP does not require balance sheet fair value presentation for gain positions.


(l)   Deferred Income Taxes

     Under U.S. GAAP, the Company computes and records income tax in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     The reconciling adjustments related to deferred taxes are primarily due to the fact that deferred tax assets on loss carryforwards and deferred tax liabilities on goodwill and intangibles were not recorded or necessary according to German GAAP.

WP Domus GmbH, Munich
Consolidated Balance Sheets as of June 30, 2004 and 2003
Unaudited
------------------------------------------------------------------------------------------------------------------------------------
         A S S E T S                                                                         2004                      2003
                                                                                              EUR                       EUR
                                                                            -----------------------------------------------
         A.   FIXED ASSETS
         I.   Intangible assets
         1.   Franchises, industrial rights and similar rights
              and assets and licenses in such rights and assets                           397,754                   710,248
         2.   Goodwill                                                                166,476,190               183,214,286
                                                                            -----------------------------------------------
                                                                                      166,873,944               183,924,534
         II.  Property, plant and equipment
         1.   Land, land rights and buildings including
              buildings on third-party land                                             3,725,261                 3,651,867
         2.   Technical equipment and machines                                            319,976                   456,583
         3.   Other equipment, furniture and fixtures                                   3,450,381                 3,964,512
         4.   Payments on account and assets under construction                           150,131                   333,432
                                                                            -----------------------------------------------
                                                                                        7,645,749                 8,406,394
         III.Financial assets
         1.  Investments                                                                    1,859                       545
         2.  Long-term investments                                                          4,975                     4,022
                                                                            -----------------------------------------------
                                                                                            6,834                     4,567

                                                                            -----------------------------------------------
                                                                                      174,526,527               192,335,495
         B.  CURRENT ASSETS
         I.  Inventories
         1.  Raw materials, consumables and supplies                                    2,482,341                 3,244,974
         2.  Unfinished goods, work in process                                            401,076                   408,177
         3.  Finished goods and merchandise                                             2,613,548                 2,332,152
                                                                            -----------------------------------------------
                                                                                        5,496,965                 5,985,303
                                                                            -----------------------------------------------
         II. Receivables and other assets
         1.  Trade receivables                                                          9,526,784                 8,803,570
         2.  Other assets                                                                 872,107                 1,131,250
                                                                            -----------------------------------------------
                                                                                       10,398,891                 9,934,820
         III.Cash on hand,
             bank balances and checks                                                   2,150,195                 2,439,488

                                                                            -----------------------------------------------
                                                                                       18,046,051                18,359,611
         C.  PREPAID EXPENSES                                                             393,972                   378,416
                                                                                      192,966,550               211,073,522
                                                                            ===============================================

WP Domus GmbH, Munich
Consolidated Balance Sheets as of June 30, 2004 and 2003
Unaudited
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          2004                              2003
                                                                                           EUR                               EUR
                                                                      ------------------------            ----------------------
         E Q U I T Y  A N D  L I A B I L I T I E S

         A.    EQUITY

         I.    Subscribed capital                                                      100,000                           100,000
         II.   Capital reserve                                                     231,481,000                       231,481,000
         III.  Currency translation adjustment                                        -292,990                          -227,244
         IV.   Retained earnings                                                  -183,486,359                      -187,542,820
         V.    Minority interest                                                    -2,409,658                                 0
                                                                      ------------------------            ----------------------
                                                                                    45,391,993                        43,810,936
         B.    ACCRUALS

         1.    Tax accruals                                                            821,366                           155,938
         2.    Other accruals                                                       10,112,739                         6,223,218
                                                                      ------------------------            ----------------------
                                                                                    10,934,105                         6,379,156

         C.    LIABILITIES

         1.    Liabilities to banks                                                 52,175,119                        79,485,698
         2.    Trade payables                                                        4,147,509                         3,444,946
         3.    Liabilities to shareholders                                          77,301,772                        73,576,940
         4.    Other liabilities                                                     3,016,052                         4,375,846
               thereof for taxes: EUR 869,095
               (prior year: EUR 1,003,893)
               thereof for social security: EUR 670,656
               (prior year: EUR 671,789)
                                                                      ------------------------            ----------------------
                                                                                   136,640,452                       160,883,430


                                                                      ------------------------            ----------------------
                                                                                   192,966,550                       211,073,522
                                                                      ========================            ======================

WP Domus GmbH, Munich
Consolidated Income Statements for Six-Months ended June 30, 2004 and 2003
Unaudited
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         2004                             2003
                                                                                          EUR                              EUR
                                                                         --------------------            ---------------------
1.    Sales                                                                        45,828,049                       50,431,615
2.    Increase in finished goods and work in process                                  750,139                          586,523
3.    Other operating income                                                          385,672                          812,083
                                                                         --------------------            ---------------------
                                                                                   46,963,860                       51,830,221
4.    Cost of materials
      a) Cost of raw materials, consumables and supplies
         and of purchased merchandise                                             -18,669,295                      -19,956,052
      b) Cost of purchased services                                                  -241,049                         -312,889
5.    Personnel expenses
      a) Wages and salaries                                                        -9,391,229                       -8,721,799
      b) Social security and other
      pension costs                                                                -1,822,239                       -1,764,324
6.    Amortization and depreciation
         on intangible assets and property, plant and equipment                    -8,075,706                       -8,451,959
7.    Other operating expenses                                                     -6,557,623                       -7,556,022
                                                                         --------------------            ---------------------
                                                                                  -44,757,141                      -46,763,045

8.    Other interest and similar income                                                19,431                           33,408
9.    Interest and similar expenses                                                -1,355,456                       -6,086,626
      thereof to affiliated companies: EUR 0
         (prior year: EUR -4,175,265)
                                                                         --------------------            ---------------------
                                                                                   -1,336,025                       -6,053,218
                                                                         --------------------            ---------------------
10.   Result from ordinary activities                                                 870,694                         -986,042

                                                                         --------------------            ---------------------
11.   Income taxes                                                                   -711,981                         -940,665
12.   Other taxes                                                                     -26,057                          -22,007
                                                                         --------------------            ---------------------
                                                                                     -738,038                         -962,672

13.   Consolidated net profit/loss for the period                                     132,656                       -1,948,714
                                                                         --------------------            ---------------------
14.   Accumulated losses brought forward                                         -183,560,009                     -185,594,106
15.   Minority interest share on net profit                                           -59,006                                0
                                                                         --------------------            ---------------------
16. Consolidated accumulated losses                                              -183,486,359                     -187,542,820
                                                                         ====================            =====================

WP Domus GmbH, Munich
Consolidated Statements of Shareholder's Equity for Six-Months ended June 30, 2004 and 2003
Unaudited
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Currency
                                       Subscribed   Capital             Translation       Accumulated      Minority
                                       Capital      Reserve             Adjustment        Deficit          Interest          Total
------------------------------------------------------------------------------------------------------------------------------------
                                       EUR          EUR                 EUR               EUR              EUR               EUR

December 31, 2003                      100,000      231,481,000         -334,456     -183,560,009        -2,468,664       45,217,871

Net income                                                                                 73,650            59,006          132,656

Currency translation
adjustments                                                               41,466                                              41,466

                               -----------------------------------------------------------------------------------------------------
June 30, 2004                          100,000      231,481,000         -292,990     -183,486,359        -2,409,658       45,391,993
                               =====================================================================================================

------------------------------------------------------------------------------------------------------------------------------------



                                                                       Currency
                                      Subscribed   Capital             Translation        Accumulated      Minority
                                      Capital      Reserve             Adjustment         Deficit          Interest         Total
------------------------------------------------------------------------------------------------------------------------------------
                                      EUR          EUR                 EUR                EUR              EUR               EUR

December 31, 2002                     100,000      231,481,000         -252,350     -185,594,106                 0       45,734,544

Net income                                                                            -1,948,714                         -1,948,714

Currency translation
adjustments                                                              25,106                                              25,106

                               -----------------------------------------------------------------------------------------------------
June 30, 2003                         100,000      231,481,000         -227,244     -187,542,820                 0       43,810,936
                               =====================================================================================================

WP Domus GmbH, Munich
Consolidated Cash Flow Statements for Six-Months ended June 30, 2004 and 2003
Unaudited
------------------------------------------------------------------------------------------------------------------------------------
                                                                        2004                    2003
                                                                         EUR                     EUR
                                                          ------------------      ------------------
Cash flow from operating activities
     Net income for the year including minorities                     132,656              -1,948,714
     Armotization and depreciation of fixed assets                  8,075,706               8,451,959
     Change in provisions                                           1,858,354              -7,079,833
     Accrued interest expenses                                              0               4,175,265
     Gain / loss from the disposal of fixed assets                     -4,712                  51,842
     Changes in inventories, trade receivables and other
     assets that cannot be allocated to investing or
     financing activities                                          -3,369,192              -2,836,030
     Changes in trade payables and other liabilities that
     cannot be allocated to investing or financing
     activities                                                       886,091                 -93,701
                                                           ------------------    --------------------
     Cash provided by operating activities                          7,578,903                 720,788

Cash flow from investing activities
      Cash received from disposals of property, plant and
     equipment/intangible assets                                       58,086                  84,275
      Cash paid for investments in property, plant and
     equipment/intangible assets                                     -640,684              -1,885,656
     Cash paid for investments in financial assets                     -1,308                       0
     Cash received from the sale of shares in subsidiaries             40,000                       0
                                                           ------------------    --------------------
     Cash used in investing activities                               -543,906              -1,801,381

Cash flow from financing activities
     Cash paid for the redemption of loans                        -12,500,430              -4,016,469
                                                           ------------------    --------------------
     Cash used in financing activities                            -12,500,430              -4,016,469

     Changes in cash and cash equivalents                          -5,465,433              -5,097,062
      Foreign currency exchange effect on cash and cash
     equivalents                                                       -2,224                     499
Cash and cash equivalents at the beginning of the period            7,617,852               7,536,051
                                                           ------------------    --------------------
Cash and cash equivalents at the end of the period                  2,150,195               2,439,488
                                                           ==================    ====================


WP Domus GmbH, Munich
Note to the Consolidated Financial Statements
Unaudited


1.       Reconciliation to U.S. GAAP

The consolidated financial statements of WP Domus GmbH ("Domus" or the "Company") have been prepared in accordance with accounting principles generally accepted in Germany ("German GAAP"), which differ in certain aspects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The application of U.S. GAAP would have affected the consolidated results of operations for the six months ended June 30, 2004 and 2003 and the consolidated balance sheet as of June 30, 2004 and 2003 to the extent described below.

A reconciliation of net income from German GAAP to U.S. GAAP is as follows (in thousands of EUR):

                                                                                          June 30,         June 30,
                                                                                            2004             2003
                                                                                  ----------------------------------
         Net income / (net loss) as reported in the consolidated financial statements           133          (1,949)
         under German GAAP

         U.S. GAAP reconciling adjustments:
         Goodwill                                                            (a)              6,659           6,786
         Intangible assets                                                   (a)             (1,197)         (1,197)
         Deferred financing costs                                            (b)               (379)           (379)
         Employee stock compensation                                         (c)             (1,149)              0
         Inventoried costs                                                   (d)                 93             174
         Allowance for doubtful accounts receivable                          (e)                (14)             27
         Reserve for excess and obsolete inventories                         (f)                366              43
         Call option - financing arrangement / minority interest             (g)                 19               0
         Accrued expenses                                                    (h)               (100)           (532)
         Warranty expense                                                    (h)                 (3)            222
         Building lease                                                      (i)                (74)            (55)
         Property and equipment (fixed assets)                               (j)                (10)              2
         Derivative instruments                                              (k)                (47)             56
         Deferred income taxes                                               (l)             (1,661)         (2,431)

                                                                                  ----------------------------------
         Subtotal of reconciling adjustments                                                  2,503           2,716

                                                                                  ----------------------------------
         Net income in accordance with U.S. GAAP                                              2,636             767
                                                                                  ==================================

A reconciliation of shareholder's equity from German GAAP to U.S. GAAP is as follows (in thousands of EUR):

                                                                                         June 30,        June 30,
                                                                                           2004            2003
                                                                                     ---------------------------------
         Shareholder's equity as reported in the consolidated financial                        45,392          43,811
         statements under German GAAP

         U.S. GAAP reconciling adjustments
         Goodwill                                                              (a)           (104,364)       (117,682)
         Intangible assets                                                     (a)             23,374          25,768
         Deferred financing costs                                              (b)              2,859           3,617
         Employee stock compensation                                           (c)                  0               0
         Inventoried costs                                                     (d)                238             473
         Allowance for doubtful accounts receivable                            (e)                 95             144
         Reserve for excess and obsolete inventories                           (f)                823             451
         Call option - financing arrangement / minority interest               (g)                262           (421)
         Accrued expenses                                                      (h)                  0             302
         Warranty expense                                                      (h)                160             222
         Building lease                                                        (i)               (208)            (55)
         Property and equipment (fixed assets)                                 (j)              1,407           1,408
         Derivative instruments                                                (k)                 15              56
         Deferred income taxes                                                 (l)             (5,842)         (1,797)
                                                                                     ---------------------------------
                                                                                              (81,181)        (87,514)

                                                                                     ---------------------------------
         Shareholder's equity in accordance with U.S. GAAP                                    (35,789)        (43,703)
                                                                                     =================================


A description of the reconciling adjustments is as follows:

(a)   Goodwill and Intangible Assets

In December 1997, 100% of the Company was acquired by certain Warburg, Pincus Ventures entities. The acquisition was financed through a combination of debt and equity. Under German GAAP, no amounts were allocated to intangible assets and the resulting goodwill was amortized over a fifteen year period. The reconciling adjustments in net income under goodwill of EUR 6,659 for the six-month period ended June 30, 2004 and EUR 6,786 for the six-month period ended June 30, 2003 represent the amortization expense and were reversed for U.S. GAAP purposes.

Under U.S. GAAP, the business combination would have been accounted for under the purchase method of accounting as defined in Accounting Principles Board Opinion ("APB") No. 16, Accounting for Business Combinations, the then authoritative literature for business combinations. The cost of acquired entities at the date of acquisition would have been allocated to identifiable tangible and intangible net assets and the excess of the total purchase price over the amounts assigned to identifiable net assets would have been recorded as goodwill. In 2001, the Company would have changed its accounting with respect to the resulting goodwill and intangible assets pursuant to the guidance of Statement of Financial Accounting Standards ("SFAS") No. 142, Accounting for Goodwill and Other Intangible Assets.

Intangible  assets for U.S.  GAAP  purposes  consist  primarily  of business and
product   trademarks,   trade   names,   developed   technology   and   customer
relationships.

Goodwill represents the excess of consideration paid over the fair value of net assets acquired in purchase business combinations and, subsequent to the adoption of SFAS No. 142 in 2001, would not be amortized under U.S. GAAP. The reconciling adjustments in net income of EUR (1,197) for the six-month period ended June 30, 2004 and EUR (1,197) for the six-month period ended June 30, 2003 represent the amortization of the intangibles with finite lives under U.S. GAAP.


(b)   Deferred Financing Costs

According to APB No. 21, Interest on Receivables and Payables, the direct costs incurred to secure a credit facility should be reported as deferred financing costs. Under U.S. GAAP, the Company capitalized the direct costs relating to the issuance of its senior credit facility and began amortizing these costs at the end of 2002 over the life of the debt instrument, which is six years. Under German GAAP, the costs were expensed as incurred in 2002.

(c)   Employee Stock Compensation

Under German GAAP, stock-based compensation costs are recorded on a conservative basis once the plans are in-the-money.

Under U.S. GAAP, the Company accounts for options under its stock-based compensation plans using the intrinsic value method provided by APB No. 25, Accounting for Stock Issued to Employees, and related interpretations.

In connection with the purchase of the Company by the Invacare Corporation in September of 2004, the stock based compensation plans were terminated and vested options were repurchased from the respective employees.


(d)   Inventoried Costs

Accounting  Research  Bulletin  ("ARB")  No. 43,  Restatement  and  Revision  of
Accounting Research Bulletins provides that, under U.S. GAAP, general and administrative costs should be included in inventories if they are clearly related to production. Under German GAAP, such expenses were not fully capitalized.


(e)   Allowance for Doubtful Accounts Receivable

Under German GAAP, general reserves for accounts receivable are calculated as a percent of accounts receivable and specific reserves for known collection issues related to specific transactions or customer balances are also recorded. While the specific reserves recorded in the German GAAP financial statements do not reflect a difference in accounting between German GAAP and U.S. GAAP, the general reserves recorded by the Company were not supportable by historical bad debt write-offs, and thus do not meet the criteria for measurement and recording under U.S. GAAP.


(f)   Reserve for Excess and Obsolete Inventories

Under German GAAP, obsolete and excess inventory reserves are recorded on a conservative basis. The reserves have been adjusted for U.S. GAAP reporting based on historical experience which resulted in a reduction of the reserve amounts recorded.

(g)   Call Option - Financing Arrangement / Minority Interest

During 1999, the Company entered into a financing arrangement with Deutsche Bank Luxembourg S.A., Luxembourg ("Deutsche Bank"). In connection with that financing arrangement, a call option was provided to Deutsche Bank. The option provided Deutsche Bank the right to purchase 1.8% of the stated share capital of Domus Homecare (a Company subsidiary), upon certain events, one of which being the repayment of financing obligations. This option was exercised in 2003 and the Company thus sold 140,400 shares of Domus Homecare to Deutsche Bank at EUR 1 per share.

Under U.S. GAAP, this derivative instrument would be considered an extension of the initial financing arrangement and the difference between the exercise price of the option and the estimated fair market value of the Domus Homecare per share value would have been recorded as a liability over the vesting period (the term of the borrowing). Because this cost was expensed entirely in the 2003 German GAAP financial statements, costs related primarily to years prior to 2003 have been reflected as a U.S. GAAP reconciling adjustment. When legal share transfer occurred in 2003, the aggregate amount paid by Deutsche Bank of EUR 140 plus the previously accrued amount of EUR 421 were reclassified to minority interest reflecting the amount paid for the minority ownership interest.

The reconciliation adjustments related to minority interest as of June 30, 2004 and 2003 are primarily due to the fact that German GAAP recognizes minority interest as a proportion of the net fair value of acquired assets and liabilities, while U.S. GAAP values minority interest at its historical book value (cost plus historical proportions of earnings).


(h) Accrued Expenses (including Warranty Expense)

Under German GAAP, accruals are normally recorded at the high-end of the possible loss range when no estimate within the range is more reasonably identifiable than any other estimate. Under U.S. GAAP, the minimum amount within a range should be accrued when the liability is probable in nature, can be reasonably estimated and no specific amount within the range is more accurate than another.


(i)   Building Lease

The Company entered into a lease agreement for a building and land in February 2003, which was accounted for as an operating lease under German GAAP. This lease met the criteria of a capital lease in accordance with SFAS No. 13, Accounting for Leases, and therefore the building and land were recorded as assets under U.S. GAAP. Since the land component, at the inception date, represented less than 25% of the total fair value of the real property subject to the lease, the lease was treated as a single unit with the estimated economic life being the life of the building (lease term 15 years). Interest expense has been calculated using an effective annual interest rate of 6% per annum.

(j) Property and Equipment (Fixed Assets)

German GAAP and U.S. GAAP differ in both the method of depreciating assets and the related useful lives applied to such assets. Under German GAAP, the Company depreciated certain buildings under an accelerated method in prior periods over a useful life of 25 years. Under U.S. GAAP, the straight line method of depreciation would have been used and a useful life of 40 years applied. The straight line method of depreciation was applied to all of the remaining property and equipment under German GAAP and U.S. GAAP. German GAAP useful lives approximate U.S. GAAP useful lives, except as applied to buildings, as mentioned above, and also land improvements (German GAAP 20 years vs. U.S. GAAP 10 years).


(k)   Derivative Instruments

Derivative financial instruments are utilized by the Company to manage its exposure to fluctuations in interest rates. Derivative instruments used by the Company are straightforward, non leveraged instruments. Such financial instruments are not bought and sold for trading purposes. The risk of credit loss is deemed to be remote, because the counterparties to these instruments are major international financial institutions with strong credit ratings and because of the limited positions entered into by the Company with any one institution. All derivatives, whether designated as qualifying for hedge accounting treatment or not, are recorded on the balance sheet at fair value.

The Company entered into various interest rate derivatives with Deutsche Bank on September 2001 which expired on December 31, 2003 and an interest rate cap agreement with the Bank of Nova Scotia on June 27, 2003 which expires on December 31, 2005. The Deutsche Bank derivatives related to the previous borrowing that was replaced with a senior credit facility entered into in December 2002. The interest rate cap with the Bank of Nova Scotia covers a portion of the interest paid on the new credit facility.

The primary reason for the reconciling adjustment for derivative instruments is because German GAAP does not require balance sheet fair value presentation for gain positions.


(l)   Deferred Income Taxes

Under U.S. GAAP, the Company computes and records income tax in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The reconciling adjustments related to deferred taxes are primarily due to the fact that deferred tax assets on loss carryforwards and deferred tax liabilities on goodwill and intangibles were not recorded or necessary under German GAAP.

                      INVACARE CORPORATION AND SUBSIDIARIES
                  Pro Forma Financial Information - (unaudited)


     The unaudited pro forma financial information of Invacare Corporation (the "Company") gives effect to the acquisition of WP Domus GmbH ("Domus"). The unaudited pro forma condensed combined balance sheet at June 30, 2004 presents adjustments for the Domus acquisition as if the transaction was completed on June 30, 2004. The unaudited pro forma condensed combined statements of earnings for the six-month period ended June 30, 2004 and the year ended December 31, 2003 present adjustments for the Domus acquisition as if the transaction had been completed on January 1, 2004 and January 1, 2003, respectively. The Domus historical amounts are presented according to accounting principles generally accepted in Germany (German GAAP). Euro balances in the related statements of earnings were translated to U.S. dollars at the average exchange rate for the six-month period ended June 30, 2004 and the year ended December 31, 2003. Balance sheet amounts were translated from Euros to U.S. dollars at the exchange rate at June 30, 2004. Separate pro forma adjustments are reflected for converting the Domus amounts from German GAAP to accounting principles generally accepted in the United States (U.S. GAAP) and for recording certain pro forma and purchase accounting adjustments.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information. Therefore, the estimated aggregate purchase price is allocated to assets acquired and liabilities assumed based on fair values. As the purchase price allocation is preliminary, the information presented herein will differ based upon the final purchase price allocation. Upon final determination of possible office closures, sales agency transfers and other consolidation efforts, the purchase price will be allocated to the assets and liabilities acquired based on fair values as of the date of the purchase. The pro forma statements are based on available information and certain assumptions that management believes are reasonable, but are subject to change.

     We have made, in our opinion, all adjustments that are necessary to present fairly the pro forma information. The unaudited pro forma financial statements do not purport to represent what the actual results of operations or financial position would have been if the acquisition of Domus as described above had occurred on the dates indicated or to project our results of operations or financial position for any future period.

     The following unaudited pro forma financial information should be read in conjunction with:

(a) Invacare Corporation's consolidated financial statements and notes thereto and management's discussion and analysis for the year ended December 31, 2003 included in Invacare Corporation's Form 10-K for the fiscal year ended December 31, 2003;

(b) Invacare Corporation's consolidated financial statements and notes thereto and management's discussion and analysis for the six and nine months ended June 30, 2004 and September 30, 2004 included in Invacare Corporation's Form 10-Q for the fiscal quarters ended June 30, 2004 and September 30, 2004;

(c) WP Domus GmbH audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2003 and the unaudited consolidated financial statements as of and for the six months ended June 30, 2004 and 2003 included under Item 9.01 of this Form 8-K/A.

                      INVACARE CORPORATION AND SUBSIDIARIES
                   Pro Forma Condensed Combined Balance Sheet
                                at June 30, 2004
                      Unaudited (U.S. dollars in thousands)

                                                   (1)            (2)             (3)                 (4)
                                                                                                   Pro Forma
                                                                                                 and Purchase
                                                                               German to          Accounting
                                                Invacare         Domus         U.S. GAAP          Adjustments         Pro Forma
                                               Historical      Historical     Adjustments                              Combined
                                              -------------- --------------- -------------- ---- -------------- --- ---------------
                                              -------------- --------------- -------------- ---- -------------- --- ---------------
ASSETS
CURRENT ASSETS
         Cash and cash equivalents                   $6,078          $2,623         $    -              $    -               $8,701
         Marketable securities                        1,155               -                                                   1,155
         Trade receivables, net                     262,559          11,617            115  A                               274,291
         Installment receivables, net                 6,703               -                                                   6,703
         Inventories, net                           143,644           6,702          1,294  B              900   K          152,540
         Deferred income taxes                       25,499               -            500  C                                25,999
         Other current assets                        27,743           1,544          3,486  D           (3,487)  L           29,286
                                                   --------        --------       --------            --------             --------
TOTAL CURRENT ASSETS                                473,381          22,486          5,395              (2,587)             498,675

OTHER ASSETS                                         56,634               -         12,035  C                                68,669
OTHER INTANGIBLES                                    19,988             494         28,502  E           40,257   M           89,241
PROPERTY AND EQUIPMENT, NET                         156,863           9,324          9,054  F G                             175,241
GOODWILL                                            436,924         203,001       (123,091) H           79,917   N          596,751
                                                   --------        --------       --------            --------             --------
TOTAL ASSETS                                     $1,143,790        $235,305       $(68,105)           $117,587           $1,428,577
                                                  =========        ========       ========            ========           ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
           Accounts payable                        $123,171          $5,058        $     -             $     -             $128,229
           Accrued expenses                          85,890          16,010           (617) I            7,130   O P        108,413
           Accrued income taxes                      19,284           1,001          1,280  C           (2,569)  Q           18,996
           Current maturities of long-term
           obligations                                1,863               -              -                   -                1,863
                                                   --------        --------       --------            --------              -------
TOTAL CURRENT LIABILITIES                           230,208          22,069            663               4,561              257,501

LONG-TERM DEBT                                      230,388         157,884          7,575  F           66,227   R          462,074
OTHER LONG-TERM OBLIGATIONS                          39,113               -         18,008  C            7,800   Q           64,921

SHAREHOLDERS' EQUITY
           Preferred shares                              -                -             -                    -                    -
           Common shares                              7,742             122             -                 (122)  S            7,742
           Class B common shares                        278               -             -                    -                  278
           Additional paid-in-capital               116,407         282,268             -             (282,268)  S          116,407
           Retained earnings                        508,559        (226,682)       (94,351) J          321,033   S          508,559
           Accumulated other comprehensive
           earnings                                  44,214            (356)             -                 356   S           44,214
           Unearned compensation on stock awards     (1,982)              -              -                   -               (1,982)
           Treasury shares                          (31,137)              -              -                   -              (31,137)
                                                   --------        --------       --------            --------              -------
TOTAL SHAREHOLDERS' EQUITY                          644,081          55,352        (94,351)             38,999              644,081
                                                   --------        --------       --------            --------              -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                 $1,143,790        $235,305       $(68,105)           $117,587           $1,428,577
                                                  =========        ========       ========            ========           ==========

                                      F-34

                      INVACARE CORPORATION AND SUBSIDIARIES
               Pro Forma Condensed Combined Statement of Earnings
                         Six Months Ended June 30, 2004
                                    Unaudited
                (U.S. dollars in thousands,except per share data)
                                                   (1)              (2)              (3)                   (4)
                                                                                                      Pro Forma and
                                                                               German to U.S.           Purchase
                                                Invacare           Domus            GAAP               Accounting        Pro Forma
                                               Historical        Historical      Adjustments           Adjustments       Combined
                                            ---------------------------------------------------------------------------------------
Net sales                                        $660,631          $ 56,277           $ -                   $ -           $716,908
Cost of products sold                             465,128            30,682            (655)  T               900    V     496,055
                                                  -------           -------         -------               -------          -------
    Gross profit                                  195,503            25,595             655                  (900)         220,853
Selling, general and administrative               144,984            22,989          (4,747)  U               503    W     163,729
   expense
Interest expense                                    5,054             1,664             289   F             3,350    P      10,357
Interest income                                    (2,274)              (23)              -                     -           (2,297)
                                                  -------           -------         -------               -------          -------
    Earnings before Income Taxes                   47,739               965           5,113                (4,753)          49,064
Income taxes                                       15,515               874           2,040   C            (1,349)   Q      17,080
                                                  -------           -------         -------               -------          -------

    NET EARNINGS                                 $ 32,224              $ 91         $ 3,073              $ (3,404)        $ 31,984
                                                  =======           =======         =======               =======          =======
Net Earnings per Share - Basic                     $ 1.04                                                                   $ 1.03
                                                  =======                                                                  =======
Weighted Average Shares Outstanding - Basic        31,119                                                                   31,119
                                                  =======                                                                  =======
Net Earnings per Share - Assuming Dilution         $ 1.00                                                                    $ .99
                                                  =======                                                                  =======
Weighted Average Shares Outstanding -
   Assuming Dilution                               32,259                                                                   32,259
                                                  =======                                                                  =======


                      INVACARE CORPORATION AND SUBSIDIARIES
               Pro Forma Condensed Combined Statement of Earnings
                          Year Ended December 31, 2003
                                    Unaudited
                (U.S. dollars in thousands,except per share data)

                                                     (1)              (2)               (3)              (4)
                                                                                                    Pro Forma and
                                                                                   German to U.S.      Purchase
                                                  Invacare           Domus             GAAP           Accounting           Pro Forma
                                                 Historical        Historical       Adjustments       Adjustments          Combined
                                                 -----------------------------------------------------------------------------------
Net sales                                       $1,247,176        $ 116,587           $    -               $     -       $1,363,763
Cost of products sold                              872,515           64,885             (243) T                668    V     937,825
                                                   -------          -------          -------               -------          -------
    Gross profit                                   374,661           51,702              243                  (668)         425,938
Selling, general and administrative                262,015           41,470          (12,938) U                929    W     291,476
   expense
Interest expense                                    11,710           13,281              367  F              6,178    P      31,536
Interest income                                     (5,473)            (412)             (74)                   -            (5,959)
                                                   -------          -------          -------               -------          -------
    Earnings before Income Taxes                   106,409           (2,637)          12,888                (7,775)         108,885
Income taxes                                        35,000           (4,940)           5,453 C              (2,487)   Q      33,026
                                                   -------          -------          -------               -------          -------

    NET EARNINGS                                  $ 71,409          $ 2,303          $ 7,435              $ (5,288)        $ 75,859
                                                   =======          =======          =======               =======          =======
Net Earnings per Share - Basic                      $ 2.31                                                                   $ 2.46
                                                   =======                                                                  =======
Weighted Average Shares Outstanding - Basic         30,862                                                                   30,862
                                                   =======                                                                  =======
Net Earnings per Share - Assuming Dilution          $ 2.25                                                                   $ 2.39
                                                   =======                                                                  =======
Weighted Average Shares Outstanding -
   Assuming Dilution                                31,729                                                                   31,729
                                                   =======                                                                  =======

                      INVACARE CORPORATION AND SUBSIDIARIES
                               Notes to Pro Forma
                     Condensed Combined Financial Statements
                                    Unaudited
                (U.S. dollars in thousands,except per share data)

Note 1. Estimated Purchase Price

The estimated purchase price is summarized below:

          Cash purchase price                                      $230,000
          Estimated transaction costs                                 3,780
                                                                   --------
          Aggregate purchase price                                 $233,780
                                                                   ========

Note 2. Preliminary Allocation of Purchase Price


                         Cash                                           $ 2,623
                         Trade receivables                               11,732
                         Inventories                                      8,896
                         Deferred income taxes                              500
                         Other current assets                             1,543
                         Other assets                                    12,035
                         Other intangibles                               69,253
                         Property and equipment                          18,378
                         Accounts payable                                (5,058)
                         Accrued expenses                               (19,256)
                         Accrued income taxes                              (885)
                         Other long-term obligations                    (25,808)
                                                                    ------------
                                                                         73,953

                         Goodwill                                       159,827
                                                                    ------------
                         Aggregate purchase price                     $ 233,780
                                                                      =========

Note 3. Pro Forma Statements

The following are descriptions of the various columns of data, labeled, (1) through (4), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Earnings:

(1)  Represents Invacare historical financial statements as reported.

(2) Represents Domus' historical financial statements, reported in Euros as included in pages F-2 to F-32 of this Form 8-K/A for the year ended December 31, 2003 and the six months ended June 30, 2004 and converted to U.S. dollars and Invacare format for purposes of the pro forma financial statements.

(3)  Represents adjustments from German GAAP to U.S. GAAP.

(4) Represents pro forma adjustments determined in accordance with Regulation S-X and preliminary estimated purchase price allocations.

Note 4. Pro Forma Adjustments

The following are descriptions for the German to U.S. GAAP adjustments and the pro forma purchase accounting and other acquisition related adjustments, labeled
(A) through (W), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Earnings:

(A) Adjustment to decrease bad debt reserve for general reserve amounts that are in accordance with German GAAP, but not in accordance with U.S. GAAP based upon historical bad debt write-offs.

(B) Adjustments to include in inventory costs, which are expensed under German GAAP, but capitalized as part of inventory under U.S. GAAP ($291) and to record excess and obsolete reserves to balances supportable in accordance with U.S. GAAP ($1,003).

(C)  Adjustment to record tax effect of German to U.S. GAAP adjustments.

(D) Adjustment to properly reflect the capitalization of financing costs under U.S. GAAP as costs were expensed under German GAAP.

(E) Adjustment to record intangible assets associated with the formation of Domus in December 1997 in accordance with U.S. GAAP.

(F) Adjustment to record building lease accounted for as an operating lease under German GAAP but as a capital lease in accordance with U.S. GAAP.

(G)  Adjustment  to  accumulated   depreciation  to  reflect  useful  lives  and
     depreciation methodology in accordance with company policies and U.S. GAAP ($997).

(H)  Adjustment  to record Domus  historical  goodwill in  accordance  with U.S.
     GAAP.

(I) Adjustment to record accruals, including warranty costs, in accordance with U.S. GAAP.

(J) Adjustment to record retained earnings impact related to German to U.S. GAAP adjustments.

(K)  Adjustment to record inventories at fair value at date of acquisition.

(L) Adjustment to write off capitalized financing costs associated with debt extinguished upon acquisition.

(M)  Adjustment  to  reflect  the  estimated   fair  value  of  other   acquired
     intangibles as follows:

                                                                           Amortization for     Amortization for
                                                       Useful Life            year ended        six months ended
                                     Fair Value          (Years)          December 31, 2003      June 30, 2004
                                     ------------------ ----------------- ------------------- -------------------
                                     ------------------ ----------------- ------------------- -------------------
       Business
         Trademark / Trade             $ 16,584        Indefinite               $   -               $   -
          Names
       Product
         Trademark / Trade                4,137        Indefinite                   -                   -
         Names
       Developed Technology
                                          3,902                20                 181                  98
                                          1,463                10                 136                  74
       Customer Relationships            22,193                15               1,374                 745
                                         20,974                10               1,948               1,056
                                         ------                                 -----               -----
                                       $ 69,253                                $3,639              $1,973
                                         ======                                ======              ======

(N) Adjustment to reflect purchase accounting allocations to specific assets and liabilities detailed in Note 2.

(O) Adjustment to reflect estimated acquisition costs ($3,780).

(P) Adjustment to reflect interest expense related to debt incurred to fund acquisition as follows:

                                                                              Six Months     Year ended
                                                                              Ended June     December 31,
                                                                               30, 2004         2003
                                                                             ----------     ----------
     Revolving credit agreement 87,000,000 euro borrowing                       $1,576         $2,906
       interest based on borrowing rate on date of
       acquisition (2.95%) and average EUR to USD conversion
       rate for the first six months of 2004 and
       full year 2003

     Bridge credit agreement 103,000,000 euro borrowing -                         1,774          3,272
       interest based on borrowing rate on date of
       acquisition (2.81%) and average EUR to USD conversion
       rate for the first six months of 2004 and
       full year 2003
                                                                             ----------     ----------
                                                                                 $3,350         $6,178
                                                                             ==========     ==========

(Q)  Adjustment to record tax effect of pro forma adjustments.

(R)  Adjustment to reflect debt incurred to fund acquisition.

(S)  Adjustment to eliminate equity at time of acquisition.

(T)  Adjustment to reflect cost of sales in accordance with U.S. GAAP.

(U) Adjustment to reflect amortization on intangibles and non-recurring stock option plan expense of $1,149 for the six months ended June 30, 2004 and income of $1,149 for the year ended December 31, 2003 in accordance with U.S. GAAP.

(V) Adjustment reflects incremental cost of goods sold associated with the increase in inventories for the fair value write-up in inventories required under purchase accounting.

(W) Adjustment reflects incremental amortization expense associated with the increase in intangibles for the fair value write-up in intangibles required under purchase accounting.